Exhibit 5.1


 BREWER & PRITCHARD                                         Three Riverway, 18th
 Floor
                                                            Houston, Texas 77056
                                                             Tel: (713) 209-2950
 A PROFESSIONAL CORPORATION                                  Fax: (713) 659-5302
 ATTORNEYS & COUNSELORS                                   Website: www.BPLaw.com


                                                              September 27, 2005

Board of Directors
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

         Re:      Registration on Form S-1

Gentlemen:

         We have acted as counsel to Eagle Broadband, Inc., a Texas corporation (the "Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-1 ("Registration Statement") relating to the resale of 30,843,750 shares (the "Shares") of the Company's common stock, par value $0.001 per share, as described in the Registration Statement.

         We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Articles of Incorporation of the Company, the Bylaws of the Company and the resolutions of the Board of Directors of the Company.

         Based solely upon a review of the documents described in paragraph 2 and 3 above, we are of the opinion that the 30,843,750 Shares, the resale of which is being registered hereby, are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                         Very truly yours,


                                         /s/Brewer & Pritchard, P.C.
                                         ---------------------------
                                         BREWER & PRITCHARD, P.C.